UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 4, 2008, D.R. Horton, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s unsecured Revolving Credit Agreement (as previously amended, the “Credit Facility” and together with the Fourth Amendment, the “Amended Credit Facility”) dated December 16, 2005. The Fourth Amendment was entered into by and among the Company, the lenders, guarantors, administrative agent and others listed therein, with Wachovia Bank, National Association serving as Administrative Agent.

The Fourth Amendment amends the Credit Facility to decrease the Company’s required tangible net worth minimum to $3.5 billion plus 50% of annual net profits (with no deduction for annual net losses) earned for each completed fiscal year subsequent to September 30, 2007 plus 50% of increases in shareholders equity from certain equity transactions, to the date of determination. The Fourth Amendment decreases the Company’s maximum Leverage Ratio (as defined in the Amended Credit Facility) from 60% to 55%. The Fourth Amendment also decreases the facility size from $2.5 billion to $2.25 billion, with an uncommitted accordion feature which can increase the facility size to $2.65 billion.

The Amended Credit Facility no longer contains an interest coverage ratio covenant that could create an event of default for the Company, but if the Interest Coverage Ratio (as defined in the Amended Credit Facility) is less than 2.0 to 1, Loan and Letter of Credit pricing increases in increments ranging from 0.125% to 0.650%. In addition, if the Interest Coverage Ratio is less than 1.5 to 1 for two consecutive quarters, the Company must maintain Adjusted Cash Flow From Operations (as defined in the Amended Credit Facility) to Interest Incurred (as defined in the Amended Credit Facility) of 1.50 to 1, or maintain Loan Funding Availability (as defined in the Amended Credit Facility) plus unrestricted cash and cash equivalents, without duplication, of $500 million or greater.

The Fourth Amendment also modifies and expands the asset categories that are included in the Loan Funding Availability without increasing its capacity, contains changes to the definition of EBITDA and Interest Incurred and modifies other miscellaneous items in the Credit Facility.

The above description is a summary and is qualified in its entirety by the terms of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03. The Fourth Ammendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit:

10.1	Fourth Amendment to Revolving Credit Agreement, dated January 4, 2008 among D.R. Horton, Inc. and Wachovia Bank, National Association, as Administrative Agent, and the Lenders named in the Revolving Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008

D. R. Horton, Inc.

By: /s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Fourth Amendment to Revolving Credit Agreement, dated January 4, 2008 among D.R. Horton, Inc. and Wachovia Bank, National Association, as Administrative Agent.